EXHIBIT 23(j)




                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer International Bond Fund:

          We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-58383 of Oppenheimer International Bond Fund on Form N-1A of our report dated October 21, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also a part of such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Denver, Colorado
January 26, 2000